Exhibit 10.71

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into effective as of _______________________, 2003, by and between FX ENERGY, Inc., a Nevada corporation (the "Corporation"), and _____________________("Indemnitee"), based on the following premises.

                                    Premises

         A. The Restated Articles of Incorporation of the Corporation (the "Articles") and the Bylaws (the "Bylaws") provide for indemnification of the Corporation's directors and officers to the fullest extent permitted by the Nevada Revised Statutes (the "Statute").

         B. The Articles, Bylaws, and Statute contemplate that contracts and other arrangements may be entered into with respect to indemnification of officers and directors.

         C. In addition to any insurance purchased by the Corporation on behalf of Indemnitee, it is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so that he may remain free from undue concern that he will not be adequately protected both during his service as an executive officer and a director of the Corporation and following any termination of such service.

         D. The directors of the Corporation have duly approved this Agreement and the indemnification provided herein with the express recognition that the indemnification arrangements provided herein exceed that which the Corporation would be required to provide pursuant to Section 78.751 of the Statute.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

         1. Definitions. As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee was, is, or will be involved as a party, witness, or otherwise, by reason of the fact that Indemnitee is or was a director, officer, agent, or advisor of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as a director, officer, agent, or advisor of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise, in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

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                  (b) The term "Expenses" shall include any judgments, fines, and penalties against Indemnitee in connection with a Proceeding; amounts paid by Indemnitee in settlement of a Proceeding; and all attorneys' fees and disbursements, accountants' fees and disbursements, private investigation fees and disbursements, retainers, court costs, payments of attachment, appeal or other bonds or security, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, appealing, or being or preparing to be a witness in a Proceeding or establishing Indemnitee's right or entitlement to indemnification for any of the foregoing.

                  (c) Reference to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, agent, or advisor with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

                  (d) The term "substantiating documentation" shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies or court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of "Expenses" herein.

                  (e) The term "Independent Counsel" shall mean an attorney, law firm, or member of a law firm, who (or which) is licensed to practice law in the state of Nevada and is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Corporation or Indemnitee in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement. From time to time, the Corporation may select and preapprove the names of persons or law firms that it deems qualified as Independent Counsel under the foregoing criteria. Further, at the request of Indemnitee, the Corporation shall review the qualifications and suitability under the foregoing criteria of persons or law firms selected by Indemnitee and preapprove them as Independent Counsel if they meet the foregoing criteria. An Independent Counsel that has already been preapproved by the board of directors may be appointed as Independent Counsel without any further evaluation, so long as such prospective Independent Counsel continues, as determined by the board of directors, to remain independent.

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         2. Indemnity of Director or Officer. The Corporation hereby agrees to hold harmless and indemnify Indemnitee against any and all Expenses incurred by reason of the fact that Indemnitee is or was a director, officer, agent, or advisor of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise, to the fullest extent permitted by applicable law. The termination of any Proceeding by judgment, order of the court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification, and with respect to any criminal proceeding, shall not create a presumption that such person believed that his conduct was unlawful. The indemnification provided herein shall be applicable whether or not the breach of any standard of care or duty, including a breach of a fiduciary duty, of the Indemnitee is alleged or proven, except as limited by section 3 herein. Notwithstanding the foregoing, in the case of any Proceeding brought by or in the right of the Corporation, Indemnitee shall not be entitled to indemnification for any claim, issue, or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless, and only to the extent that, the court in which the Proceeding was brought or another court of competent jurisdiction determines, on application, that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. Limit on Indemnification. Notwithstanding any breach of any standard of care or duty, including breach of a fiduciary duty, by the Indemnitee, the Corporation shall indemnify Indemnitee except when a final adjudication establishes that Indemnitee's acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action.

         4. Choice of Counsel. Indemnitee shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by any other person or persons whom the Corporation is obligated to indemnify with respect to the same or any related or similar Proceeding.

         5. Advances of Expenses. Expenses (other than judgments, penalties, fines, and settlements) incurred by Indemnitee shall be paid by the Corporation, in advance of the final disposition of the Proceeding, within 10 days after receipt of Indemnitee's written request accompanied by substantiating documentation.

         6. Officer and Director Liability Insurance. The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation's performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. The Corporation shall consult with and be heard by Indemnitee in connection with the Corporation's actions hereunder. In all policies of director and officer liability insurance, (a) Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors, if Indemnitee is a director, or of the Corporation's officers, if Indemnitee is not a director of the Corporation but is an officer; and (b) the policy shall provide that it shall not be cancelled or materially modified without 30 days' prior written notice to Indemnitees. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

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         7. Indemnification Trust Fund or Other Financial Arrangements. Pursuant
to NRS 78.752 or any successor statute, the Corporation shall establish an indemnification trust fund or make other financial arrangements acceptable to Indemnitee for Indemnitee's benefit. Such fund or other arrangements shall be available to Indemnitee for payment of expenses upon the Corporation's failure, inability, or refusal to pay expenses incurred by the Indemnitee.

         8. Right of Indemnitee to Indemnification upon Application; Selection of Independent Counsel; Procedure upon Application.

                  (a) Any application for indemnification under this Agreement, other than when Expenses are paid in advance of any final disposition pursuant to section 5 hereof, shall be submitted to the board of directors. If a quorum of the board of directors were not parties to the action, a majority of such directors may determine whether indemnification of the applicant is proper in the circumstances or may have such determination made by Independent Counsel in a written decision. If a quorum of the board directors who were not parties to the action cannot be obtained, the board of directors shall have such determination made by Independent Counsel in a written decision. Notwithstanding the foregoing, however, the board of directors may under any circumstances submit the determination of whether indemnification is proper in the circumstances to the stockholders. The board of directors shall respond to a request for indemnification or initiate the process of submitting the determination to the stockholders within 45 days after receipt by the Corporation of the written application for indemnification.

                  (b) If required, Independent Counsel shall be selected by the board of directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of Independent Counsel so selected. Indemnitee may, within seven days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of "Independent Counsel," as defined in section 1, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written objection to the Independent Counsel selected, the Corporation has failed to identify a replacement Independent Counsel, the Indemnitee may petition any court of competent jurisdiction for resolution of any objection that shall have been made by Indemnitee to the Corporation's selection of Independent Counsel and for appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its fees and expenses incident to the procedures of this section 8 regardless of the manner in which such Independent counsel was selected or appointed.

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                  (c) The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or Independent Counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors or Independent Counsel) that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that indemnification is not proper in the circumstances.

         9. Notice to Insurers. If, at the time of the receipt of an application for indemnification pursuant to section 2 hereof or a request for advances of expenses pursuant to section 5 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

         10. Undertaking by Indemnitee. Indemnitee hereby undertakes to repay to the Corporation any advances of Expenses pursuant to this Agreement to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

         11. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles or Bylaws, the Statute, any policy or policies of directors' and officers' liability insurance, any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, Indemnitee shall reimburse the Corporation for amounts paid to him under this Agreement in an amount equal to any payments received pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

         12. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, agent, or advisor of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding.

         13. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

         14. Settlement of Claims. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation's written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee's rights under this Agreement without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Corporation shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

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         15. Enforcement.

                  (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing as a director or officer.

                  (b) Without limitation of any kind on the right of the Indemnify to indemnity provided herein, n the event that it shall be necessary or desirable for the Indemnitee to retain legal counsel and/or incur other costs and expenses in connection with the interpretation or enforcement of any or all of Indemnitee's rights under this Agreement, Indemnitee shall be entitled to recover from the Corporation reasonable attorney's fees, costs, and expenses incurred by Indemnitee in connection with the interpretation or enforcement of said rights. The Corporation shall make payment to the Indemnitee at the time such attorney's fees, costs, and expenses are incurred by Indemnitee. If, however, the Indemnitee does not prevail in such actions, Indemnitee shall repay any and all such amounts to the Corporation.

         16. Governing Law; Binding Effect; Amendment and Termination; Construction.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the state of Nevada.

                  (b) This Agreement shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives, and assigns, and to the benefit of the Corporation, its successors and assigns.

                  (c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by the Corporation and Indemnitee.

                  (d) This agreement shall be construed liberally in favor of the Indemnitee to the fullest extent possible under Nevada law. In the event Nevada law is changed after the date of this Agreement, through statutory amendment, judicial interpretation, administrative regulations or otherwise, to allow additional indemnification or to remove or restrict current limitations on indemnification, this Agreement shall be deemed to be amended and reformed to provide the fullest indemnification then possible.

         17. Mutual Acknowledgement. Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken, or may be required in the future to undertake with the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

         18. Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable:

                  (a) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby; and

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                  (b) to the fullest extent possible, the provisions of this
         Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

         19. Notice. Any notice, demand, request or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

         If to the Corporation:     FX Energy, Inc.
                                    3006 Highland Drive, Suite 206
                                    Salt Lake City  UT  84106
                                    Facsimile: (801) 486-5575
                                    E-mail: ________________________

         If to Indemnitee, to:      ________________________________
                                    ________________________________
                                    ________________________________
                                    Facsimile: (801) _______________
                                    E-mail: ________________________

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on and as of the day and year first above written.

                                  Corporation:

                                                 FX ENERGY, INC.

                                                 By: __________________________
                                                     _______________, President

                                   Indemnitee:


                                                     ___________________________
                                                     [Individual Name]

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                                    SCHEDULE


David N. Pierce
Thomas B. Lovejoy
Jerzy B. Maciolek
Scott J. Duncan
Dennis B. Goldstein
David W. Worrell
Richard Hardman
Arnold S. Grundvig, Jr.
Clay Newton


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